Exhibit 99.1
CANOO INC. ANNOUNCES FIRST QUARTER 2024 RESULTS

•Quarterly Adjusted EBITDA was $(48.3) million, an improvement of 28.0% (or $18.8 million) versus Q1 2023 and an improvement of 11.5% (or $6.3 million) versus Q4 2023
•Adjusted Net Loss Per Share was $(1.13) per share, a 34.6% Improvement from $(1.73) per share in Q4 2023
•Increased Purchases of Long Lead Time New and Like New Equipment at Large Discounts by Six Times in Q1 2024 versus Q4 2023; Reduces Future Capital Expenditures by Approximately $50 million in 2024
•Active Discussions on Additional Purchases of Deeply Discounted Equipment
•Deliveries to US Postal Service of Right-Hand Drive LDV 190s; On the Road Delivering Mail
•Enters $30 Billion TAM Saudi Arabia Market with Commercial Vehicle Sales
•Debut of LDV’s in the UK Market Introducing Products to Customers Representing Over One Million Units
•Received Great British Fleet Award™
Justin, TX (May 14, 2024) – Canoo Inc. (Nasdaq: GOEV), a high-tech advanced mobility company, today announced its financial results for the first quarter of 2024.

“We are proud that our LDV190 vehicles have been delivered to the USPS South Atlanta Sorting and Delivery Center and are already delivering mail. These vehicles speak to the differentiation of our model where we deliver unique customized configurations to meet the needs of our large fleet customers and their associates,” said Tony Aquila, Investor, Executive Chairman and CEO of Canoo. “We continue to execute on our strategy of acquiring deeply discounted long-lead time assets as we prepare for step level manufacturing.”
First Quarter Business Updates:

•Appointed Former NASA Chief Technology Officer Deborah Diaz and Veteran EV Transportation Leader James Chen to Board of Directors
•Received Non-Dilutive Incentives from Oklahoma After Successfully Completing First Hiring Milestone
•Oklahoma City Manufacturing Facility Designated as Foreign Trade Zone (“FTZ”) Opening International Expansion and Delivers up to $70.0 million in Estimated Vehicle Cost Savings and Duty Deferrals in 2024 and 2025
•Entered Phase 3 of the Contract with Defense Innovation Unit, a Division of the U.S. Department of Defense Supporting the Government’s Advanced Energy Systems Research Needs
First Quarter Financial Highlights:
•As of March 31, 2024, we had cash, cash equivalents and restricted cash of $18.2 million. After giving effect to the Series C Preferred Stock Purchase Agreement for a total of $16.5 million, our cash, cash equivalents and restricted cash balance would have been $34.7 million on March 31, 2024.
•GAAP net loss and comprehensive loss of $(110.7) million for the three months ended March 31, 2024, compared to a GAAP net loss and comprehensive loss of $(90.7) million for the three months ended March 31, 2023. The GAAP net loss and comprehensive loss for the three months ended March 31, 2024 and March 31, 2023 included a loss of $(9.5) million and gain of $17.3 million on the fair value change of the warrant and derivative liability, respectively, a loss on fair value change of convertible debt of $(58.6) million and $0.0 million, respectively, and a gain on extinguishment of debt of $24.5 million and loss on extinguishment of debt of $(26.7) million respectively.
•Adjusted EBITDA of $(48.3) million for the three months ended March 31, 2024, compared to $(67.1) million for the three months ended March 31, 2023.
•Adjusted Net Loss of $(57.3) million for the three months ended March 31, 2024, compared to $(72.0) million for the three months ended March 31, 2023.
•Adjusted EPS per share of $(1.13) for the three months ended March 31, 2024, compared to $(3.96) for the three months ended March 31, 2023.
•Net cash used in operating activities totaled $47.5 million for the three months ended March 31, 2024, compared to $67.2 million for the three months ended March 31, 2023.

•Net cash used in investing activities was $4.9 million during the three months ended March 31, 2024, compared to $18.4 million during the three months ended March 31, 2023.

2024 Business Outlook

Our previously issued guidance remains unchanged.
See “Non-GAAP Financial Measures” section herein for an explanation of Adjusted EBITDA. The Company is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net loss, the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization and interest expense cannot be estimated due to factors outside of the Company's control and could have a material impact on the reported results. A reconciliation is not available without unreasonable effort.
Conference Call Information
Canoo will host a conference call to discuss the results today, May 14, 2024, at 5:00 PM ET.

To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13746555. To listen to the webcast, please click here. A telephone replay will be available until May 28, 2024, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13746555. To listen to the webcast replay, please click here.
About Canoo

Canoo Inc.'s (NASDAQ: GOEV) mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with their pioneering technologies, unique design, and business model that spans multiple owners across the full lifecycle of the vehicle. Canoo designed a modular electric platform that is purpose-built to maximize the vehicle interior space and is customizable for all owners in the vehicle lifecycle, to support a wide range of business and consumer applications. Canoo has teams in California, Texas, Oklahoma, and Michigan. For more information, visit www.canoo.com and investors.canoo.com.

First Quarter 2024 Financial Results
CANOO INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
UNAUDITED

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$3,656	$6,394
Restricted cash, current	3,986	3,905
Inventory	6,805	6,153
Prepaids and other current assets	17,946	16,099
Total current assets	32,393	32,551
Property and equipment, net	380,740	377,100
Restricted cash, non-current	10,600	10,600
Operating lease right-of-use assets	35,372	36,241
Deferred warrant asset	50,175	50,175
Deferred battery supplier cost	30,000	30,000
Other non-current assets	5,396	5,338
Total assets	$544,676	$542,005

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$67,770	$65,306
Accrued expenses and other current liabilities	65,017	63,901
Convertible debt, current	63,289	51,180
Derivative liability, current	1,604	860
Financing liability, current	3,542	3,200
Total current liabilities	201,222	184,447
Contingent earnout shares liability	15	41
Operating lease liabilities	34,893	35,722
Derivative liability, non-current	15,138	25,919
Financing liability, non-current	28,832	28,910
Warrant liability, non-current	80,314	17,390
Total liabilities	360,414	292,429

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 authorized, 45 shares issued and outstanding at March 31, 2024 and December 31, 2023	6,469	5,607
Common stock, $0.0001 par value; 2,000,000 authorized as of March 31, 2024 and December 31, 2023, respectively; 66,406 and 37,591 issued and outstanding at March 31, 2024 and December 31, 2023, respectively(1)	6	4
Additional paid-in capital (1)	1,770,318	1,725,809
Accumulated deficit	(1,592,531)	(1,481,844)
Total preferred stock and stockholders’ equity	184,262	249,576
Total liabilities, preferred stock and stockholders’ equity	$544,676	$542,005
(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share values)
UNAUDITED

	Three months ended March 31,
	2024	2023
Revenue	$—	$—
Cost of revenue	—	—
Gross margin	—	—

Operating Expenses
Research and development expenses, excluding depreciation	26,390	47,104
Selling, general and administrative expenses, excluding depreciation	32,868	29,849
Depreciation	3,390	4,575
Total operating expenses	62,648	81,528
Loss from operations	(62,648)	(81,528)

Other (expense) income
Interest expense	(5,624)	(296)
Gain on fair value change in contingent earnout shares liability	26	2,505
(Loss) Gain on fair value change in warrant and derivative liability	(9,471)	17,342
Loss on fair value change in convertible debt	(58,584)	—
Gain (Loss) on extinguishment of debt	24,466	(26,739)
Other income (expense), net	1,148	(2,016)
Loss before income taxes	(110,687)	(90,732)
Provision for income taxes	—	—
Net loss and comprehensive loss attributable to Canoo	$(110,687)	$(90,732)
Less: dividend on redeemable preferred stock	862	—
Less: additional deemed dividend on redeemable preferred stock	—	—
Net loss and comprehensive loss available to common shareholders	$(111,549)	$(90,732)

Per Share Data:
Net loss per share, basic and diluted (1)	$(2.20)	$(4.99)
Weighted-average shares outstanding, basic and diluted (1)	50,746	18,177
(1) Periods presented have been adjusted to reflect the 1-for-23 reverse stock split on March 8, 2024.

CANOO INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
UNAUDITED

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(110,687)	$(90,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,390	4,575
Non-cash operating lease expense	870	821
Stock-based compensation expense	10,954	9,836
Gain on fair value change of contingent earnout shares liability	(26)	(2,505)
Loss (Gain) on fair value change in warrants liability	19,508	(17,342)
Gain on fair value change in derivative liability	(10,037)	—
Loss (Gain) on extinguishment of debt	(24,466)	26,739
Loss on fair value change in convertible debt	58,584	—
Non-cash debt discount	3,142	—
Non-cash interest expense	2,599	503
Other	437	800
Changes in assets and liabilities:
Inventory	(652)	(2,151)
Prepaid expenses and other current assets	(1,847)	(2,102)
Other assets	(58)	(8)
Accounts payable, accrued expenses and other current liabilities	770	4,350
Net cash used in operating activities	(47,519)	(67,216)

Cash flows from investing activities:
Purchases of property and equipment	(4,923)	(18,435)
Net cash used in investing activities	(4,923)	(18,435)

Cash flows from financing activities:
Payment of offering costs	—	(275)
Proceeds from issuance of shares under SEPA agreement	—	50,961
Proceeds from employee stock purchase plan	78	389
Payment made on I-40 lease	(543)	—
Proceeds from PPA, net of issuance costs	83,257	5,001
Repayment of PPAs	(33,007)	—
Net cash provided by financing activities	49,785	56,076
Net decrease in cash, cash equivalents, and restricted cash	(2,657)	(29,575)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	20,899	50,615
Cash, cash equivalents, and restricted cash, end of period	$18,242	$21,040

Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents at end of period	$3,656	$6,715
Restricted cash, current at end of period	3,986	3,725
Restricted cash, non-current at end of period	$10,600	$10,600
Total cash, cash equivalents, and restricted cash at end of period shown in the Condensed Consolidated Statements of Cash Flows	$18,242	$21,040

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Earnings Per Share ("EPS")

“EBITDA” is defined as net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrant and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted Net Loss" is defined as net loss adjusted for stock-based compensation, restructuring charges, asset impairments, non-routine legal fees, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, changes to the fair value of warrants and derivative liability, changes to the fair value of the derivative asset, changes to the fair value of convertible debt, loss on extinguishment of debt, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. "Adjusted EPS" is defined as Adjusted Net Loss on a per share basis using the weighted average shares outstanding.

EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS when combined with net loss and net loss per share are beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS in the same fashion.
Because of these limitations, EBITDA, Adjusted EBITDA Adjusted Net Loss, and Adjusted EPS should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental performance measures.

CANOO INC.
NON-GAAP RECONCILIATION TABLE
(in thousands)
These non-GAAP financial measures, when presented, are reconciled to the most closely comparable U.S. GAAP measure as disclosed below for the three months ended March 31, 2024 and 2023, respectively (in thousands):

	Three Months Ended March 31,
	2024			2023
	EBITDA	Adjusted EBITDA	Adjusted Net Loss	EBITDA	Adjusted EBITDA	Adjusted Net Loss
Net loss	$(110,687)	$(110,687)	$(110,687)	$(90,732)	$(90,732)	$(90,732)
Interest expense (income)	5,624	5,624	—	296	296	—
Provision for income taxes	—	—	—	—	—	—
Depreciation	3,390	3,390	—	4,575	4,575	—
Gain on fair value change in contingent earnout shares liability	—	(26)	(26)	—	(2,505)	(2,505)
(Loss) Gain on fair value change in warrant and derivative liability	—	9,471	9,471	—	(17,342)	(17,342)
Gain (Loss) on extinguishment of debt	—	(24,466)	(24,466)	—	26,739	26,739
Loss on fair value change in convertible debt	—	58,584	58,584	—	—	—
Other income (expense), net	—	(1,148)	(1,148)	—	2,016	2,016
Stock-based compensation	—	10,954	10,954	—	9,836	9,836
Non-cash legal settlement	—	—	—	—	—	—
Adjusted Non-GAAP amount	(101,673)	(48,304)	(57,318)	(85,861)	(67,117)	(71,988)

US GAAP net loss per share
Basic	N/A	N/A	(2.20)	N/A	N/A	(4.99)
Diluted	N/A	N/A	(2.20)	N/A	N/A	(4.99)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	N/A	(1.13)	N/A	N/A	(3.96)
Diluted	N/A	N/A	(1.13)	N/A	N/A	(3.96)

Weighted-average common shares outstanding:
Basic	N/A	N/A	50,746	N/A	N/A	18,177
Diluted	N/A	N/A	50,746	N/A	N/A	18,177

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding access to capital, estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to continue as a going concern; Canoo's ability to access existing and future sources of capital via debt or equity markets, which will impact execution of its business plans and could require Canoo to terminate or significantly curtail its operations; Canoo's history of losses; Canoo's ability to adequately control the costs associated with its operations; Canoo's ability to successfully build and tool its manufacturing facilities, establish or continue a relationship with a contract manufacturer or failure of operation of Canoo's facilities ; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2024, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Media Relations
Susan Donahue/Skyya PR
Press@canoo.com
Investor Relations
IR@canoo.com